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                                                                    EXHIBIT 8(d)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement No. 33-51794 of ML of New York Variable Life Separate Account II on Form S-6 of our reports on (i) ML Life Insurance Company of New York dated February 23, 1998, and (ii) ML of New York Variable Life Separate Account II dated January 30, 1998, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ DELOITTE & TOUCHE LLP

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New York, New York
April 22, 1998